UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2013

REAL ESTATE ASSOCIATES LIMITED

(Exact name of registrant as specified in its charter)

California	0-09262	95-3187912
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

80 International Drive Post Office Box 1089 Greenville, South Carolina 29602
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (864) 239-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited (the “Registrant”) is a limited partner of Emporia Limited, a Virginia limited partnership (the “Partnership”), which owns Northwood Village, a 72-unit affordable property in Emporia, Virginia.  On July 24, 2013, the Registrant withdrew from the Partnership and received the sum of $400,000 in full satisfaction of all obligations and liabilities due the Registrant by the Partnership.

In accordance with the Partnership Agreement, the Registrant’s general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

10.1  Second Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of Emporia Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Edward Schmidt
Edward Schmidt
Director of Reporting

     DATED:  July 25, 2013